Exhibit 10-30

ROCHESTER GAS AND ELECTRIC CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PROGRAM

Amendment No. 1

          Pursuant to Article Six, the Plan is hereby amended, effective November 1, 2001, (1) by deleting the last paragraph of Section 4.7 and (2) by deleting the first sentence of Section 4.7 and substituting in its place the following:

In the event of a Change in Control, all Plan benefits of eligible
Employees shall become fully vested and, upon termination of employment or by action of the Committee in anticipation of
termination of employment, an eligible Employee shall be paid his vested benefit at the same time and in the same form as his benefit is paid under the Qualified Plan.

          IN WITNESS WHEREOF, the Company has caused this Plan Amendment to be executed by its duly authorized officer this 21st day of November, 2001.

ROCHESTER GAS AND ELECTRIC CORPORATION

By:    s/  David C. Heiligman

Title: Vice President and Corporate Secretary